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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

Name                                                  State of formation
----                                                  ------------------
AMPAM Atlas Plumbing, LLC                             Delaware
   (f/k/a Atlas Plumbing & Mechanical, LLC)

AMPAM Christianson, LP                                Delaware
   (f/k/a Christianson Enterprises, LP)

AMPAM Corporate Services, LP                          Delaware

AMPAM Colorado, Inc.                                  Delaware

AMPAM Commercial Midwest, LLP                         Delaware
   (f/k/a Croson-Teepe, LLP)

AMPAM Commercial Northwest, Inc.                      Delaware

AMPAM Commercial Sherwood Mechanical, Inc.            California
   (f/k/a Sherwood Mechanical, Inc.)

AMPAM Commercial Southeast, Inc.                      Florida
   (f/k/a Nelson Mechanical Contractors, Inc.)

AMPAM Dallas, LP                                      Delaware

AMPAM Holdings, LLC                                   Delaware

AMPAM J.A. Croson Company                             Florida
   (f/k/a J.A. Croson Company of Florida)

AMPAM LDI Mechanical, Inc.                            California
   (f/k/a LDI Mechanical Corporation)

AMPAM Management Company, Inc.                        Delaware

AMPAM Miller Mechanical, Inc.                         Georgia
   (f/k/a Miller Mechanical Contractors, Inc.)

AMPAM North Carolina, Inc.                            Delaware

AMPAM Parks Mechanical, Inc.                          Delaware
   (f/k/a Parks Mechanical Construction Corporation)